Exhibit 99.1

IMMEDIATE

Dana Incorporated Announces Preliminary 2018 Financial Results and Guidance for 2019

Company expects more than $1 billion in sales growth in 2019

2019 marks third consecutive year of sales growth of nearly $1 billion, double-digit growth of adjusted EBITDA and free cashflow

Acquisition of SME Group enhances electromobility capabilities, extends global reach

MAUMEE, Ohio, Jan. 15, 2019 – Dana Incorporated (NYSE: DAN) today announced preliminary financial results for 2018 and guidance for 2019. Preliminary sales and adjusted EBITDA for 2018 are within the previous guidance ranges. Significant organic and inorganic growth are expected to drive higher sales, earnings, and free cash flow in 2019.

Company Announces Preliminary 2018 Financial Results

•	Sales of $8.143 billion, an increase of $934 million, or growth of 13 percent, compared with 2017;

•	Adjusted EBITDA of $957 million, an increase of $122 million or growth of 15 percent; and

•	Margin of 11.8 percent of sales, an expansion of 20 basis points.

Preliminary sales for the year approximated $8.143 million, about 13 percent higher than 2017, primarily due to strong end-market demand, conversion of sales backlog, and to a lesser extent acquisitions, and recovery of material inflation.

Preliminary adjusted EBITDA for 2018 approximated $957 million, a $122 million improvement over 2017. This improvement was driven principally by higher end-market demand, conversion of sales backlog, and acquisition synergies, which were partially offset by higher commodity costs.

Adjusted EBITDA margin was 11.8 percent of sales, a 20 basis-point improvement over 2017. Stronger end-market demand and operational performance more than offset the margin headwind attributable to the effects of higher raw material prices and the associated material recovery reflected in sales.

“For the second consecutive year Dana achieved double-digit sales growth, adding nearly $1 billion in incremental sales, while again improving our margin profile” said James Kamsickas, Dana president and chief executive officer. “Through investment in new technologies and strategic acquisitions, Dana has evolved the business to be energy-source agnostic. Regardless of the vehicle powertrain design, Dana is well-positioned to address the needs of our customers across vehicle architectures in the light-vehicle, commercial-vehicle, and off-highway segments.”

Company Updates Sales Backlog

Dana’s three-year sales backlog remains strong with $700 million of incremental sales expected from 2019 through 2021. This includes $350 million in incremental new business in 2019, an increase of $50 million compared with the prior three-year backlog.

Company Issues 2019 Guidance

The company is issuing guidance for Dana as currently consolidated, as well as guidance resulting from the completion of the acquisition of the Drive Systems segment of the Oerlikon Group (ODS), expected to close by the end of February of 2019. Guidance ranges are:

•	Sales of $8.250 to $8.550 billion; or $8.950 to $9.350 including ODS

•

Adjusted EBITDA of $995 million to $1.055 billion, an implied adjusted EBITDA margin of approximately 12.2 percent at the midpoint of the range; $1.085 billion to $1.165 billion; including ODS, an implied adjusted EBITDA margin of approximately 12.3 percent at the midpoint of the range;

•	Diluted adjusted EPS[1] of $2.90 to $3.30; $2.95 to $3.45 including ODS;

•	Operating cash flow of approximately 8.0 percent of sales; 7.0 percent, including ODS; and

•	Free cash flow of approximately 4.0 percent of sales; 3.0 percent including ODS.

[1]	Net income and diluted EPS guidance are not provided, as discussed below in Non-GAAP Financial Information.

“Continued high customer demand, combined with execution of our sales backlog and recent inorganic actions, enabled us to deliver strong performance in 2018,” said Jonathan Collins, executive vice president and chief financial officer of Dana. “We look to carry this momentum into 2019 with stable end markets, strong sales backlog, and the accretive benefits of our strategic acquisitions, all of which are providing us tremendous growth potential in both the traditional sectors of our markets, as well at the fast-growing vehicle electrification segment.”

Dana Acquires SME Group

Earlier today, Dana announced that it has completed the acquisition of the SME Group, a global developer and manufacturer of low-voltage AC induction and synchronous reluctance motors, inverters, and controls for a wide range of off-highway electric vehicle applications, including material handling, agriculture, and automated-guided vehicles. It employs more than 100 people and operates manufacturing and engineering centers in Canada, China, Germany, and Italy.

Dana to Present Today at the 2019 Wolfe Research Global Auto Industry Conference and Wednesday Deutsche Bank Global Auto Industry Conferences

Mr. Kamsickas and Mr. Collins will provide a brief overview of the company and answer questions at the Wolfe Research Global Auto Industry Conference today from 2:10 p.m. to 2:50 p.m. EST. In addition, they will present at the Deutsche Bank 2019 Global Auto Industry Conference on Wednesday, Jan. 16, from 11:20 a.m. to noon.

Information on accessing the webcast will be posted to Dana’s Investor website, www.dana.com/investors, prior to the event.

Non-GAAP Financial Information

This release refers to adjusted EBITDA, a non-GAAP financial measure which we have defined as net income before interest, taxes, depreciation, amortization, equity grant expense, restructuring expense, non-service cost components of pension and other postretirement benefits (OPEB) cost, and other adjustments not related to our core operations (gain/loss on debt extinguishment, pension settlements, divestitures, impairment, etc.). Adjusted EBITDA is a measure of our ability to maintain and continue to invest in our operations and provide shareholder returns. We use adjusted EBITDA in assessing the effectiveness of our business strategies, evaluating and pricing potential acquisitions and as a factor in making incentive compensation decisions. In addition to its use by management, we also believe adjusted EBITDA is a measure widely used by securities analysts, investors and others to evaluate financial performance of our company relative to other Tier 1 automotive suppliers. Adjusted EBITDA should not be considered a substitute for income before income taxes, net income or other results reported in accordance with GAAP. Adjusted EBITDA may not be comparable to similarly titled measures reported by other companies.

Diluted adjusted EPS is a non-GAAP financial measure, which we have defined as adjusted net income divided by adjusted diluted shares. We define adjusted net income as net income (loss) attributable to the parent company, excluding any nonrecurring income tax items, restructuring and impairment expense, amortization expense, and other adjustments not related to our core operations (as used in adjusted EBITDA), net of any associated income tax effects. We define adjusted diluted shares as diluted shares as determined in accordance with GAAP based on adjusted net income. This measure is considered useful for purposes of providing investors, analysts, and other interested parties with an indicator of ongoing financial performance that provides enhanced comparability to EPS reported by other companies. Diluted adjusted EPS is neither intended to represent nor be an alternative measure to diluted EPS reported under GAAP.

Free cash flow is a non-GAAP financial measure, which we have defined as cash provided by (used in) operating activities excluding voluntary pension contributions, less purchases of property, plant, and equipment. We believe this measure is useful to investors in evaluating the operational cash flow of the company inclusive of the spending required to maintain the operations. Free cash flow is neither intended to represent nor be an alternative to the measure of net cash provided by (used in) operating activities reported under GAAP. Free cash flow may not be comparable to similarly titled measures reported by other companies.

We have not provided reconciliations of preliminary and projected adjusted EBITDA and diluted adjusted EPS to the most comparable GAAP measures of net income and diluted EPS. Providing net income and diluted EPS guidance is potentially misleading and not practical given the difficulty of projecting event-driven transactional and other non-core operating items that are included in net income and diluted EPS, including restructuring actions, asset impairments, and income tax valuation adjustments. Reconciliations of these non-GAAP measures with the most comparable GAAP measures for historical periods are indicative of the reconciliations that will be prepared upon completion of the periods covered by the non-GAAP guidance. Please reference the “Non-GAAP financial information” accompanying our quarterly earnings conference call presentations on our website at www.dana.com/investors for our GAAP results and the reconciliations of these measures, where used, to the comparable GAAP measures.

Forward-Looking Statements

Certain statements and projections contained in this news release are, by their nature, forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on our current expectations, estimates and projections about our industry and business, management’s beliefs, and certain assumptions made by us, all of which are subject to change. Forward-looking statements can often be identified by words such as “anticipates,” “expects,” “intends,”

“plans,” “predicts,” “believes,” “seeks,” “estimates,” “may,” “will,” “should,” “would,” “could,” “potential,” “continue,” “ongoing,” similar expressions, and variations or negatives of these words. These forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause our actual results to differ materially and adversely from those expressed in any forward-looking statement.

Dana’s Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K, and other Securities and Exchange Commission filings discuss important risk factors that could affect our business, results of operations and financial condition. The forward-looking statements in this news release speak only as of this date. Dana does not undertake any obligation to revise or update publicly any forward-looking statement for any reason.

About Dana Incorporated

Dana is a world leader in highly engineered solutions for improving the efficiency, performance, and sustainability of powered vehicles and machinery. Dana supports the passenger vehicle, commercial truck, and off-highway markets, as well as industrial and stationary equipment applications. Founded in 1904, Dana employs more than 30,000 people in 33 countries on six continents who are committed to delivering long-term value to customers. Based in Maumee, Ohio, USA, the company reported preliminary sales of $8.1 billion in 2018. For more information, please visit dana.com.

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Investor Contact	Media Contact
Craig Barber	Jeff Cole
419.887.5166	419.887.3535
craig.barber@dana.com	jeff.cole@dana.com